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                                                                    Exhibit 10.2

                    REVOLVING LINE OF CREDIT PROMISSORY NOTE

$25,000,000.00 U.S.                 Manchester, NH                 June 24, 2003


         FOR VALUE RECEIVED, SKILLSOFT CORPORATION, a Delaware corporation having its principal office at 107 Northeastern Boulevard, Nashua, New Hampshire 03062, and SKILLSOFT PUBLIC LIMITED COMPANY, a company incorporated in Ireland under number 148924 having its registered office at Belfield Office Park, Clonskeagh, Dublin 4 Ireland, (collectively, the "Borrower"), jointly and severally promise to pay to the order of FLEET NATIONAL BANK, a national banking association organized under the laws of the United States of America with an address of Mail Stop NH DE 01102A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the principal sum of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the "Debit Balance" below), together with interest as provided for hereinbelow, in lawful money of the United States of America.

         The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits.

         Under the Revolving Line of Credit Loan evidenced by this Note (the "Revolving Line of Credit"), the Bank agrees to lend to the Borrower, and the Borrower may borrow, re-pay, and re-borrow from time to time, up to the maximum principal sum provided under, and subject to the terms, conditions, and limitations of, the Commercial Loan Agreement of even date herewith entered into by and between the Borrower and the Bank, as the same may be further amended from time to time (as amended, the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         The Borrower shall make requests for advances under this Note as provided in the Loan Agreement. The Borrower agrees that the Bank may make all advances under this Note by direct

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deposit to any demand account of the Borrower with the Bank or in such other manner as may be provided in the Loan Agreement, and that all such advances shall represent binding obligations of the Borrower.

         The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, in accordance with the terms and conditions of the Loan Agreement and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

         Interest shall be calculated and charged daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time hereunder at an annual variable rate equal to the Bank's Prime Rate, so called. The Prime Rate shall be the per annum rate of interest so designated from time to time by Bank as its prime rate and changed by the Bank from time to time whether or not such rate shall be otherwise published or Borrower is provided with notice thereof. Each time the Prime Rate changes, the interest rate hereunder shall change contemporaneously with such change in the Prime Rate effective as of the opening of business on the date of change. Notwithstanding the foregoing, the Borrower may also elect from time to time the LIBOR Rate (as defined in the Loan Agreement)) to apply to some or all of outstanding principal under the Revolving Line of Credit in accordance with, and subject to the limitations of, the Loan Agreement.

         Pending the sooner occurrence of an Event of Default, the Bank shall extend the Revolving Line of Credit through and until June 23, 2004, whereupon all principal, accrued and unpaid interest, and any other charges provided for hereunder shall be due and payable in full. Pending the sooner occurrence of an Event of Default, through and until June 23, 2004, the Borrower shall (i) make payments of principal from time to time as provided in the Loan Agreement and
(ii) make payments of interest monthly in arrears commencing thirty (30) days from the date hereof (or on any day within 30 days of the date hereof agreed to by the Borrower and the Bank to provide for a convenient payment date) and continuing on the same date of each month thereafter. Upon the occurrence of an Event of Default as specified in the Loan Agreement or any of the Loan Document, or if any payment of principal or interest is not made when due hereunder, then the principal hereof and all interest accrued and accruing hereon may be declared forthwith due and payable in full by the holder of this Note.

         The holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after the occurrence of an Event of Default or maturity, whether by demand, acceleration or otherwise, bear interest at the contract rate of this Note plus an additional four percent (4%) per annum.

         Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as

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security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposit accounts, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSIT ACCOUNTS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         The Borrower, and every maker, endorser, or guarantor of this Note, jointly and severally, agree to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any foreclosure or other action is instituted by the holder in its discretion.

         No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

         The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

         All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

         The Borrower, and every maker, endorser, or guarantor of this Note, hereby jointly waive, to the fullest extent permitted by law, presentment, notice, protest and all other demands and notices and assents (1) to any extension of the time of payment or any other indulgence, and (2) to the release of any other person primarily or secondarily liable for the obligations evidenced hereby.

         This Note and the provisions hereof shall be binding upon the Borrower and the Borrower's heirs, administrators, executors, successors, legal representatives and assigns and shall inure to the benefit of the holder, the holder's heirs, administrators, executors, successors,

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legal representatives and assigns.

         The word "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

         This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

        Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note and Borrower's receipt of indemnity reasonably satisfactory to it, Borrower will issue, in lieu hereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

         The provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the holder hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance hereunder allowed by applicable law, if any, (the "Maximum Allowable Rate"), which shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance hereunder and not a payment of interest.

         BORROWER AND BANK (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO

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CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR
CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

         Executed and delivered this  24th  day of June, 2003.

                                           BORROWER:

                                           SKILLSOFT CORPORATION

/s/ Kenneth R. Sheldon                     By:  /s/ Thomas J. McDonald
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Witness                                    Name:  Thomas J. McDonald
                                           Title: Chief Financial Officer

                                           SKILLSOFT PUBLIC LIMITED COMPANY

/s/ Kenneth R. Sheldon                     By: /s/ Thomas J. McDonald
------------------------------------          -----------------------------
Witness                                    Name:  Thomas J. McDonald
                                           Title: Chief Financial Officer

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